Exhibit 99.1
-END-
Contacts: Dolph Baker, Chairman and CEO
Max P. Bowman,

Vice President and CFO
(601) 948-6813

CAL-MAINE FOODS, INC. COMPLETES
ACQUISITION OF INTEREST IN RED RIVER VALLEY EGG FARM,

LLC

RIDGELAND, Miss. (June 1, 2021)
—

Cal-Maine Foods, Inc. (NASDAQ: CALM)

today announced that the
Company

has

closed

the

previously

announced

purchase

of

the

remaining

50

percent

joint

venture
membership interest

in

Red River

Valley Egg

Farm, LLC

from

Rose Acre

Farms, Inc,

effective May

30,
2021.

The entity

is now

a

wholly owned

subsidiary of

the

Company.

Red River

Valley Egg

Farm, LLC
owns and

operates a

specialty shell

egg production

complex with

approximately 1.7

million cage-free

laying
hens,

cage-free pullet

capacity, feed

mill, processing

plant,

related offices

and

outbuildings and

related
equipment located on approximately 400 acres near Bogata,

Texas.

  Cal -
Maine

Foods, Inc.

is primarily

engaged in

the production,

grading, packing

and

sale
  of fresh
shell eggs,

including

conventional,

cage-free,

organic

and

nutritionally

enhanced

eggs.

The Company,
which is headquartered

in Ridgeland, Mississippi,

is the largest

producer and distributor

of fresh shell

eggs
in the

United States and

sells the majority

of its shell

eggs in

states across

the southwestern,

southeastern,
mid-western and mid-Atlantic regions of the United States.

Statements contained

in this press

release that are

not historical

facts are forward-looking

statements as that
term is defined in the Private Securities Litigation

Reform Act of 1995. The forward-looking

statements are based on
management’s current

intent, belief,

expectations, estimates

and projections

regarding our

company and

our industry.
These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult

to predict and may be beyond

our control. The factors

that could cause actual

results to differ
materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in

the

Company’s

SEC filings (including

its Annual

Reports on

Form

10-K,

Quarterly

Reports

on

Form

10-Q

and
Current Reports on Form 8-K), (ii)

the risks and hazards inherent

in the shell egg business

(including disease, pests,
weather conditions and potential for recall), (iii) changes

in the demand for and market prices of shell eggs and feed
costs,

(iv)

our

ability

to

predict

and

meet

demand

for

cage-free

and

other

specialty

eggs,

(v)

risks,

changes

or
obligations that could

result from

our future

acquisition of

new flocks or

businesses and risks

or changes that

may
cause

conditions

to

completing

a

pending

acquisition

not

to

be

met,(vi)

risks

relating

to

the

evolving

COVID-19
pandemic, and (vii)

adverse results in

pending litigation matters.

SEC filings may

be obtained from the SEC

or the
Company’s website,

www.calmainefoods.com.

Readers are

cautioned not to place

undue reliance

on forward-looking
statements because,

while

we

believe the assumptions

on

which the

forward-looking

statements

are

based

are
reasonable, there can be no assurance

that these forward-looking

statements will prove to be accurate.

Further, the
forward-looking statements included herein are only made as of the respective dates thereof, or if no date is stated, as of

the date hereof.

Except as

otherwise required by

law, we

disclaim any

intent or obligation to

publicly update
these forward-looking statements, whether

as a result of new information,

future events or otherwise.